UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2011

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In the lawsuit filed by Paul Hawran in the Superior Court of California for the County of San Diego, Hawran v. Hixson et al, case no. 37-2010-00058632-CU-DF-NC, on January 5, 2011 we received the Court’s order granting in part our and the individual defendants’ motion to strike the complaint under California Code of Civil Procedure Section 425.16. The Court removed from the lawsuit Mr. Hawran’s claims of negligent and intentional misrepresentation and negligent and intentional interference with prospective economic advantage as to us and the individual defendants and Mr. Hawran’s claim of breach of contract as to the individual defendants. Mr. Hawran’s claim of breach of contract as to us and his claims for defamation, invasion of privacy and unfair business practices under California Business and Professions Code Section 17200 as to us and the individual defendants remain in the lawsuit. The Court also denied our and the individual defendants’ demurrer. We and the individual defendants intend to vigorously defend ourselves against the remaining claims.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this report, including statements regarding prospective litigation, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with our ability to manage our existing cash resources or raise additional cash resources, the ongoing litigation and investigations, and other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2009 and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 7, 2011	By:	/S/ CLARKE NEUMANN
Clarke Neumann
Vice President and General Counsel

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